Exhibit 10.1

SECOND AMENDMENT TO CONSULTING AGREEMENT

This Second Amendment to Consulting Agreement (this “Amendment”) is made as of this 17 day of July, 2008 by and between MODIGENE INC., a Nevada corporation (the “Company”), and Avri Havron (“Executive”), and amends that certain Consulting Agreement, dated January 1, 2007, between Modigene Inc., a Delaware corporation (“Modigene DE”), and Executive, as amended by that certain First Amendment to Consulting Agreement, dated February 29, 2008 between Employer and Executive (the “First Amendment”) (as amended, restated, supplemented or modified from time to time, the “2007 Agreement”).

RECITALS:

A. On May 10, 2007, Modigene DE assigned to the Company, and the Company assumed, all obligations of Modigene DE under the 2005 Agreement and the Company thereby became the “Company” under the 2005 Agreement.

A. The parties desire to modify certain provisions of the 2007 Agreement concerning the Executive’s compensation.

B. Pursuant to Section 11 of the 2007 Agreement, the parties desire to enter into this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following amendments to the 2007 Agreement:

AGREEMENT:

1. Amendment to Section 1. The first three sentences of Section 1 of the First Amendment are hereby deleted and replaced with the following three sentences:

“ In consideration for any services to be provided under Section 2, the Company shall pay to the Consultant an annual consulting fee of Two Hundred and Fifteen Thousand U.S. Dollars ($215,000.00) plus V.A.T (if applicable); effective January 1, 2008, and payable in equal monthly installments on the first of each month upon providing the Company with an invoice. Payments will be in Israeli Shekels (IS) according to IS-US$ exchange rate of 3.86 IS/US$. Consultant shall be eligible to receive an annual cash bonus up to $60,000, as determined by the Board, payable within 30 days after the end of the fiscal year of Company, which shall be based upon performance criteria established by the Board, and bonus payment will be in Israeli Shekels (IS) according to IS-US$ exchange rate of 3.86 IS/US$.”

2. Effectiveness. The amendments to the 2007 Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment, without any further action required by the parties hereto.

3. The Agreement. All references in the 2007 Agreement to the term “Agreement” shall be deemed to refer to the 2007 Agreement referenced in, and as amended by, this Amendment.

4. Amendment and 2007 Agreement to be Read Together. This Amendment amends and is part of the 2007 Agreement, and the 2007 Agreement and this Amendment shall henceforth be read together and shall constitute the Agreement. Except as otherwise set forth herein, the 2007 Agreement shall remain in full force and effect.

5. Headings. Headings used in this Amendment are for convenience only and shall not affect the construction or interpretation of the 2007 Agreement or this Amendment.

6. Counterparts. This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first written above.

COMPANY:	CONSULTANT:

MODIGENE INC.

By:
Name:	Avri Havron
Titles

Notice Address:

S-1